Exhibit 99.1

          BAXTER'S FOURTH QUARTER FINANCIAL RESULTS EXCEED EXPECTATIONS

             COMPANY ACHIEVES RECORD SALES AND EARNINGS IN 2006 AND
                  PROVIDES POSITIVE FINANCIAL OUTLOOK FOR 2007

     DEERFIELD, Ill., Jan. 25 /PRNewswire-FirstCall/ -- Baxter International Inc. (NYSE: BAX) today reported financial results for the fourth quarter 2006 and provided its financial outlook for the first quarter and full-year 2007.

    Summary of Fourth Quarter Results

    Baxter reported income from continuing operations of $433 million in the fourth quarter, an increase of 47 percent over the same period last year, and 14 percent on an adjusted basis. Earnings of $0.66 per diluted share exceeded company guidance of $0.60 to $0.62 per diluted share, and represented an increase of 43 percent on a GAAP basis and 10 percent on an adjusted basis. This performance was a result of strong sales growth, gross margin expansion and lower income tax expense.

    Worldwide sales totaled $2.8 billion in the fourth quarter, an increase of 11 percent compared to the same period last year. Excluding a 2 percentage point benefit from foreign exchange, sales grew 9 percent and exceeded the company's organic sales growth guidance of 7 to 8 percent. Domestic sales increased 11 percent to $1.2 billion, and international sales also increased 11 percent to $1.5 billion (an increase of 7 percent excluding a 4 percentage point benefit from foreign exchange).

    All of Baxter's businesses posted strong sales growth in the quarter. Sales within Baxter's BioScience business totaled $1.2 billion, an increase of 18 percent from the same period last year. This growth was driven by record sales of ADVATE, Antihemophilic Factor (Recombinant), Plasma/Albumin Free Method (rAHF-PFM) for the treatment of hemophilia A, antibody therapy products, including GAMMAGARD LIQUID(TM) [Immune Globulin Intravenous (Human)] (IVIG) 10% Solution for the treatment of primary immunodeficiencies, specialty plasma therapeutics and biosurgery products. Medication Delivery sales increased 7 percent to $1.0 billion, with increased sales of infusion systems, intraveneous solutions and parenteral nutrition products, along with accelerated growth in the company's drug delivery business. Renal sales increased 6 percent to $537 million reflecting accelerating gains in peritoneal dialysis patients globally.

    "We are quite pleased with our strong fourth quarter results and are very well positioned as we move into 2007," said Robert L. Parkinson, Jr., chairman and chief executive officer. "Of particular importance was our ability to significantly accelerate R&D spending, which is essential to support growth in the coming years."

    Summary of Full-Year 2006 Results

    For full-year 2006, Baxter's worldwide sales increased 5 percent to $10.4 billion. Domestic sales totaled $4.6 billion, an increase of 5 percent from last year, while international sales increased 6 percent (with no impact from foreign exchange), to $5.8 billion.

    Baxter's reported income from continuing operations totaled $1.4 billion, or $2.13 per diluted share, including special charges of $64 million ($0.10 per diluted share). On an adjusted basis, excluding special charges, the company reported 2006 income from continuing operations of $1.5 billion, or $2.23 per diluted share, an increase of 16 percent over last year. Details of special charges recorded in 2005 and 2006 are outlined in the financial schedules that follow the text of this press release.

    Cash flow from operations totaled $2.2 billion in 2006, and Baxter generated $1.7 billion in free cash flow (cash flow from operations, less $526 million of capital expenditures). Baxter's full-year cash flow performance exceeded the company's guidance for 2006 of approximately $2.0 billion in cash flow from operations, and free cash flow of $1.4 billion.

    "We are very pleased with the quality of our earnings results and the progress we have made financially throughout 2006," said Robert M. Davis, Baxter's chief financial officer and treasurer. "We are particularly encouraged with the strength of our cash flow, which is the best indication of our continued focus on working capital management and value creation."

    Increasing Investments in Research and Development

    In 2006, the company accelerated its investment in research and development by 15 percent to $614 million, the highest level of investment in the company's 75-year history.

    "Rededication to science and technology will be an important driver of Baxter's future growth and success," Parkinson continued. "Over the last two years, our R&D organization has made great progress in applying disciplined prioritization and project management processes that are critical to ensuring increased productivity of our pipeline and higher returns for our shareholders."

    Examples of specific advancements include:

    -- Initiated a Phase II clinical trial utilizing adult stem cells to treat chronic myocardial ischemia, a severe form of coronary artery disease. This trial leverages Baxter's proprietary technology to select stem cells for the procedure from the patient's own bloodstream.

    -- Announced preliminary Phase I/II clinical results of Baxter's candidate H5N1 pandemic influenza vaccine, suggesting the vaccine is well tolerated in humans and may provide wider cross protection for a larger number of people before and during a pandemic. This represented the first clinical evaluation of a cell-based H5N1 vaccine, and is the first clinical demonstration that a candidate H5N1 vaccine can induce antibodies that neutralize widely divergent strains of H5N1 virus.

    -- Supported Phase II clinical trials involving the use of intravenous immunoglobulin (IVIG) to treat Alzheimer's disease, which are being conducted by researchers at New York-Presbyterian/Weill Cornell Medical Center in New York City.

    -- Advanced the company's hemophilia portfolio through partnerships with Nektar Therapeutics and Lipoxen Technologies, leveraging each company's expertise to develop new therapies to reduce the frequency of injections required to treat blood-clotting disorders.

    -- Initiated a Phase II clinical trial involving the regeneration of bone using a product co-developed by Baxter and Kuros Biosurgery AG. The product is based on a combination of Baxter's TISSEEL fibrin sealant and Kuros' proprietary biologics and associated binding technology.

    --  Initiated the development of a recombinant form of von Willebrand factor
        (VWF), a protein critical to the normal clotting of blood. Preclinical results, presented at the American Society of Hematology meeting in December, suggest that Baxter's recombinant VWF therapeutic protein has similar properties to plasma-derived VWF.

    -- Collaborated with Halozyme Therapeutics in the clinical and commercial development of Hylenex, a liquid injectable formulation of recombinant human hyaluronidase that can simplify the delivery of medications and fluids through the use of subcutaneous infusion.

    First Quarter and Full-Year 2007 Outlook

    For full-year 2007, Baxter expects to achieve organic sales growth of 3 to 4 percent. This guidance reflects the divestiture of the Transfusion Therapies business before the end of the first quarter and excludes sales of the company's COLLEAGUE infusion pump in the United States, which may resume before the end of 2007. Excluding Transfusion Therapies revenues in both 2006 and 2007, Baxter expects organic sales growth of approximately 7 percent, reflecting a continued acceleration in sales growth compared to 2006.

    The company expects earnings for full-year 2007 to be $2.47 to $2.53 per diluted share, and to generate cash flow from operations of approximately $2.3 billion.

    For the first quarter 2007, the company expects organic sales to grow 5 to 6 percent, and earnings of $0.54 to $0.56 per diluted share. This guidance reflects the divestiture of the Transfusion Therapies business during the first quarter and ongoing transition service revenue to support this business' ongoing operations.

    A webcast of Baxter's fourth quarter conference call for investors can be accessed live from a link on the company's website at http://www.baxter.com beginning at 7:30 a.m. CST on January 25, 2007. Please visit Baxter's website for more information regarding this and future investor events and webcasts, including investor presentations, a company-sponsored Investor Conference in Chicago on March 14, and the company's Annual Meeting for shareholders in Chicago on May 1.

    Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

    This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company's sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; failure to satisfy closing conditions related to the sale of the Transfusion Therapies business; and other risks identified in the company's most recent filing on Form 10-Q and other SEC filings, all of which are available on the company's website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company's website.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                  Three Months Ended December 31, 2006 and 2005
                                   (unaudited)
               (in millions, except per share and percentage data)

                                                         Three Months Ended
                                                            December 31,
                                                    ----------------------------
                                                        2006            2005             Change
                                                    ------------    ------------      ------------
CONTINUING OPERATIONS:

NET SALES                                           $      2,763    $      2,491                11%

GROSS PROFIT                                               1,315           1,079                22%
% of Sales                                                  47.6%           43.3%          4.3 pts

MARKETING AND ADMINISTRATIVE EXPENSES                        612             520                18%
% of Sales                                                  22.1%           20.9%          1.2 pts

RESEARCH AND DEVELOPMENT EXPENSES                            181             134                35%
                                                    ------------    ------------      ------------
OPERATING INCOME                                             522             425                23%
                                                    ------------    ------------      ------------
% of Sales                                                  18.9%           17.1%          1.8 pts

INTEREST, NET                                                  1              23               (96)%

OTHER EXPENSE, NET                                             6              18               (67)%
                                                    ------------    ------------      ------------
INCOME BEFORE INCOME TAXES                                   515             384                34%

INCOME TAX EXPENSE                                            82              90                (9)%
                                                    ------------    ------------      ------------
INCOME FROM CONTINUING OPERATIONS                   $        433    $        294                47%
                                                    ============    ============      ============
BASIC EPS FROM CONTINUING OPERATIONS                $       0.66    $       0.47                40%
                                                    ============    ============      ============
DILUTED EPS FROM CONTINUING OPERATIONS              $       0.66    $       0.46                43%
                                                    ============    ============      ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING
   Basic                                                     653             624
   Diluted                                                   659             634
                                                    ------------    ------------
ADJUSTED INCOME FROM CONTINUING OPERATIONS
  (excluding certain items)                         $        433    $        379(1)

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS
  (excluding certain items)                         $       0.66    $       0.60(1)

(1) See page 8 for description of adjustments and reconciliation to GAAP (generally accepted accounting principles) measures.

Note: Effective January 1, 2006, the company adopted SFAS No. 123-R using the modified prospective method. After-tax stock-option expense for the fourth quarter of 2006 was $15 million, or $0.02 per diluted share. In accordance with the modified prospective adoption method, the company did not adjust its historical consolidated financial statements to reflect the impact of stock-option expense. Based on the pro forma application of SFAS No. 123 for the calculation of stock-option expense prior to January 1, 2006 (as previously disclosed in the company's consolidated financial statements), pro forma after-tax stock-option expense in the fourth quarter of 2005 was $15 million, or $0.02 per diluted share.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company's filing on Form 8-K of today's date for additional information.

                            BAXTER INTERNATIONAL INC.
                    Note to Consolidated Statements of Income
                      Three Months Ended December 31, 2005
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)

The company's GAAP results for the three months ended December 31, 2005 included certain charges related to infusion pumps, the exit of hemodialysis instrument manufacturing, early debt retirement costs, and taxes on the repatriation of foreign earnings, which impacted the GAAP results as follows:

                                                        Income      Income from
                                      Operating          Tax         Continuing      Diluted
                                        Income         Expense       Operations        EPS
                                     ------------    ------------   ------------   ------------
GAAP                                 $        425    $         90   $        294   $       0.46
6060 infusion pump charge (A)                  49              15             34           0.06
Hemodialysis instruments
 charge (A)                                    22               9             13           0.02
Early debt retirement costs (B)                17               7             10           0.02
Tax on repatriation of foreign
 earnings                                       -             (28)            28           0.04
                                     ------------    ------------   ------------   ------------
Excluding specified items            $        513    $         93   $        379   $       0.60
                                     ============    ============   ============   ============
Adjusted operating income
 percentage                                  20.6%

(A) Included in computing the Gross Profit line in the accompanying consolidated statement of income. Excluding these items, which totaled $71 million, adjusted gross profit is $1.15 billion and the adjusted gross profit percentage is 46.2%.

(B) Included in the Other Expense, Net line in the accompanying consolidated statement of income.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                 Twelve Months Ended December 31, 2006 and 2005
                                   (unaudited)
               (in millions, except per share and percentage data)

                                                         Twelve Months Ended
                                                             December 31,
                                                    ------------------------------
                                                        2006              2005              Change
                                                    ------------      ------------       ------------
CONTINUING OPERATIONS:

NET SALES                                           $     10,378      $      9,849                  5%

GROSS PROFIT                                               4,737             4,093                 16%
% of Sales                                                  45.6%             41.6%           4.0 pts

MARKETING AND ADMINISTRATIVE EXPENSES                      2,282             2,030                 12%
% of Sales                                                  22.0%             20.6%           1.4 pts

RESEARCH AND DEVELOPMENT EXPENSES                            614               533                 15%

RESTRUCTURING ADJUSTMENTS                                      -              (109)              (100)%
                                                    ------------      ------------       ------------
OPERATING INCOME                                           1,841             1,639                 12%
                                                    ------------      ------------       ------------
% of Sales                                                  17.7%             16.6%           1.1 pts

INTEREST, NET                                                 34               118                (71)%

OTHER EXPENSE, NET                                            61                77                (21)%
                                                    ------------      ------------       ------------
INCOME BEFORE INCOME TAXES                                 1,746             1,444                 21%

INCOME TAX EXPENSE                                           348               486                (28)%
                                                    ------------      ------------       ------------
INCOME FROM CONTINUING OPERATIONS                   $      1,398      $        958                 46%
                                                    ============      ============       ============
BASIC EPS FROM CONTINUING OPERATIONS                $       2.15      $       1.54                 40%
                                                    ============      ============       ============
DILUTED EPS FROM CONTINUING OPERATIONS              $       2.13      $       1.52                 40%
                                                    ============      ============       ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING
   Basic                                                     651               622
   Diluted                                                   656               629
                                                    ------------      ------------
ADJUSTED INCOME FROM CONTINUING
 OPERATIONS (excluding certain items)               $      1,462(1)   $      1,208(1)

ADJUSTED DILUTED EPS FROM CONTINUING
 OPERATIONS (excluding certain items)               $       2.23(1)   $       1.92(1)

(1) See page 10 for description of adjustments and reconciliation to GAAP measures.

Note: Effective January 1, 2006, the company adopted SFAS No. 123-R using the modified prospective method. After-tax stock-option expense for the year ended December 31, 2006 was $53 million, or $0.08 per diluted share. In accordance with the modified prospective adoption method, the company did not adjust its historical consolidated financial statements to reflect the impact of stock-option expense. Based on the pro forma application of SFAS No. 123 for the calculation of stock-option expense prior to January 1, 2006 (as previously disclosed in the company's consolidated financial statements), pro forma after-tax stock-option expense for the year ended December 31, 2005 was $56 million, or $0.09 per diluted share.

Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company's filing on Form 8-K of today's date for additional information.

                            BAXTER INTERNATIONAL INC.
                    Note to Consolidated Statements of Income
                 Twelve Months Ended December 31, 2006 and 2005
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)

2006 description of adjustment and reconciliation of GAAP to Non-GAAP
----------------------------------------------------------------------

The company's GAAP results for the twelve months ended December 31, 2006 included a charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

                                               Income      Income from
                             Operating          Tax         Continuing       Diluted
                               Income          Expense      Operations         EPS
                            ------------    ------------   ------------   ------------
GAAP                        $      1,841    $        348   $      1,398   $       2.13
COLLEAGUE infusion pump
 charge (A)                           76              12             64           0.10
                            ------------    ------------   ------------   ------------
Excluding specified items   $      1,917    $        360   $      1,462   $       2.23
                            ============    ============   ============   ============
Adjusted operating income
 percentage                         18.5%

(A) Included in the Gross Profit line in the accompanying consolidated statement of income. Excluding this item, adjusted gross profit is $4.81 billion and the adjusted gross profit percentage is 46.4%.

2005 description of adjustments and reconciliation of GAAP to Non-GAAP
----------------------------------------------------------------------

The company's GAAP results for the twelve months ended December 31, 2005 included certain charges related to infusion pumps, the exit of hemodialysis instrument manufacturing, early debt retirement costs, taxes on the repatriation of foreign earnings, as well as restructuring adjustments, which impacted the GAAP results as follows:

                                                                  Income
                                                     Income        from
                                       Operating       Tax      Continuing    Diluted
                                        Income       Expense    Operations      EPS
                                      ----------   ----------   ----------   ----------
GAAP                                  $    1,639   $      486   $      958   $     1.52
6060 infusion pump charge (A)                 49           15           34         0.06
COLLEAGUE infusion pump
 charge (A)                                   77           12           65         0.10
Hemodialysis instruments
 charge  (A)                                  50           17           33         0.05
Early debt retirement costs (B)               17            7           10         0.02
Tax on repatriation of foreign
  earnings                                     -         (191)         191         0.30
Restructuring adjustments (C)               (109)         (26)         (83)       (0.13)
                                      ----------   ----------   ----------   ----------
Excluding specified items             $    1,723   $      320   $    1,208   $     1.92
                                      ==========   ==========   ==========   ==========
Adjusted operating income
 percentage                                 17.5%

(A) Included in computing the Gross Profit line in the accompanying consolidated statement of income. Excluding these items, which totaled $176 million, adjusted gross profit is $4.27 billion and the adjusted gross profit percentage is 43.3%.
(B) Included in the Other Expense, Net line in the accompanying consolidated statement of income.
(C) Included in the Restructuring Adjustments line in the accompanying consolidated statement of income.

                            Baxter International Inc.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                 ($ in millions)

                                                   December 31,   December 31,
                                                       2006           2005
                                                   ------------   ------------
ASSETS
Cash and equivalents                               $      2,485   $        841
Receivables                                               1,838          1,766
Inventories                                               2,066          1,925
Other current assets                                        581            584
                                                   ------------   ------------
   Total current assets                                   6,970          5,116
                                                   ------------   ------------
Property, plant and equipment, net                        4,229          4,144
Other long-term assets                                    3,487          3,467
                                                   ------------   ------------
    Total assets                                   $     14,686   $     12,727
                                                   ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt                                    $        234   $        924
Other current liabilities                                 3,376          3,241
Long-term debt                                            2,567          2,414
Other long-term liabilities                               2,237          1,849
Shareholders' equity                                      6,272          4,299
                                                   ------------   ------------
    Total liabilities and shareholders' equity     $     14,686   $     12,727
                                                   ============   ============

                            BAXTER INTERNATIONAL INC.
               Cash Flows from Operations and Changes in Net Debt
                                   (unaudited)
                                 ($ in millions)

Cash Flows from Operations
------------------------------
(Brackets denote cash outflows)

                                            Three Months              Twelve Months
                                               Ended                     Ended
                                            December 31,              December 31,
                                      -----------------------   -----------------------
                                         2006         2005         2006         2005
                                      ----------   ----------   ----------   ----------
Net income                            $      431   $      292   $    1,397   $      956
Adjustments
   Depreciation and amortization             144          144          575          580
   Deferred income taxes                     (68)           3            8          201
   Stock compensation                         26            2           94            9
   Infusion pump and hemodialysis
    instrument charges                         -           71           76          176
   Restructuring adjustments                   -            -            -         (109)
   Other                                       6            2           34           48
Changes in balance sheet items
   Receivables                               (49)          45          (16)         178
   Inventories                                73           20          (35)          88
   Accounts payable and accrued
    liabilities                              160          (38)           1         (325)
   Restructuring payments                     (8)         (22)         (42)        (117)
   Other                                      47         (283)          91         (135)
                                      ----------   ----------   ----------   ----------
Cash flows from operations            $      762   $      236   $    2,183   $    1,550
                                      ==========   ==========   ==========   ==========

Changes in Net Debt
-------------------
Increase (decrease)

                                            Three Months             Twelve Months
                                               Ended                     Ended
                                            December 31,              December 31,
                                      -----------------------   -----------------------
                                         2006         2005         2006         2005
                                      ----------   ----------   ----------   ----------
Net debt, beginning of period         $      741   $    2,650   $    2,497   $    3,185

Cash flows from operations                  (762)        (236)      (2,183)      (1,550)
Capital expenditures                         190          165          526          444
Dividends                                      -            -          363          359
Acquisitions, net                              2           33            5           47
Issuances of common stock                      -            -       (1,249)           -
Purchases of treasury stock                  258            -          737            -
Other, including the effect of
 exchange rate changes                      (113)        (115)        (380)          12
                                      ----------   ----------   ----------   ----------
Decrease in net debt                        (425)        (153)      (2,181)        (688)
                                      ----------   ----------   ----------   ----------

Net debt, December 31                 $      316   $    2,497   $      316   $    2,497
                                      ==========   ==========   ==========   ==========

Key statistics, December 31:
Days sales outstanding                      52.9         55.1         52.9         55.1
Inventory turns                              2.7          2.6          2.7          2.6
Net-debt-to-capital ratio (A)                4.8%        36.7%         4.8%        36.7%
                                      ----------   ----------   ----------   ----------

(A) The decrease in the debt-to-capital ratio from December 31, 2005 to December 31, 2006 primarily related to the settlement of the company's equity units. In February 2006, the purchase contracts included in the company's equity units matured, and the company issued approximately 35 million common shares in exchange for $1.25 billion. Management used a portion of the cash proceeds to pay down maturing debt. Refer to the company's Form 10-K for the year ended December 31, 2005 for additional information regarding the equity units.

                            Baxter International Inc.
                      Net Sales from Continuing Operations
                    Periods Ending December 31, 2006 and 2005
                                   (unaudited)
                                 ($ in millions)

                                                                 % Growth     % Growth
                                                                     @            @
                                          Q4           Q4         Actual      Constant
                                         2006         2005         Rates        Rates
                                      ----------   ----------   ----------   ----------
BioScience
United States                         $      587   $      479           23%          23%
International                                600          531           13%           7%
Total                                 $    1,187   $    1,010           18%          14%
                                      ----------   ----------   ----------   ----------
Medication Delivery
United States                         $      549   $      532            3%           3%
International                                490          440           11%           8%
Total                                 $    1,039   $      972            7%           5%
                                      ----------   ----------   ----------   ----------
Renal
United States                         $       95   $       96           (1)%         (1)%
International                                442          413            7%           5%
Total                                 $      537   $      509            6%           4%
                                      ----------   ----------   ----------   ----------
Baxter International Inc.
United States                         $    1,231   $    1,107           11%          11%
International                              1,532        1,384           11%           7%
Total                                 $    2,763   $    2,491           11%           9%
                                      ----------   ----------   ----------   ----------

                                                                 % Growth     % Growth
                                                                    @            @
                                          YTD          YTD        Actual      Constant
                                         2006         2005         Rates        Rates
                                      ----------   ----------   ----------   ----------
BioScience
United States                         $    2,127   $    1,764           21%          21%
International                              2,269        2,088            9%           9%
Total                                 $    4,396   $    3,852           14%          14%
                                      ----------   ----------   ----------   ----------
Medication Delivery
United States                         $    2,081   $    2,234           (7)%         (7)%
International                              1,836        1,756            5%           5%
Total                                 $    3,917   $    3,990           (2)%         (2)%
                                      ----------   ----------   ----------   ----------
Renal
United States                         $      381   $      385           (1)%         (1)%
International                              1,684        1,622            4%           4%
Total                                 $    2,065   $    2,007            3%           3%
                                      ----------   ----------   ----------   ----------
Baxter International Inc.
United States                         $    4,589   $    4,383            5%           5%
International                              5,789        5,466            6%           6%
Total                                 $   10,378   $    9,849            5%           5%
                                      ----------   ----------   ----------   ----------

                            Baxter International Inc.
                             Key Product Line Sales
                    Periods Ending December 31, 2006 and 2005
                                   (unaudited)
                                 ($ in millions)

                                                                 % Growth     % Growth
                                                                     @            @
                                          Q4           Q4         Actual      Constant
                                         2006        2005(1)       Rates        Rates
                                      ----------   ----------   ----------   ----------
BioScience
Recombinants                          $      452   $      394           15%          11%
Plasma Proteins (2)                          262          193           36%          33%
Antibody Therapy                             207          147           41%          38%
BioSurgery (3)                                78           67           16%          13%
Transfusion Therapies                        145          140            4%           2%
Other (4)                                     43           69          (38)%        (42)%
                                      ----------   ----------   ----------   ----------
Total BioScience                      $    1,187   $    1,010           18%          14%
                                      ----------   ----------   ----------   ----------
Medication Delivery
IV Therapies (5)                      $      341   $      316            8%           6%
Drug Delivery                                219          196           12%          11%
Infusion Systems                             221          194           14%          12%
Anesthesia and Injectable Drugs              247          249           (1)%         (2)%
Other (6)                                     11           17          (35)%        (29)%
                                      ----------   ----------   ----------   ----------
Total Medication Delivery             $    1,039   $      972            7%           5%
                                      ----------   ----------   ----------   ----------
Renal
PD Therapy                            $      429   $      400            7%           6%
HD Therapy                                   108          109           (1)%         (2)%
                                      ----------   ----------   ----------   ----------
Total Renal (7)                       $      537   $      509            6%           4%
                                      ----------   ----------   ----------   ----------

TOTAL BAXTER                          $    2,763   $    2,491           11%           9%
                                      ==========   ==========   ==========   ==========

                                                        % Growth     % Growth
                                                            @            @
                                     YTD       YTD       Actual      Constant
                                    2006      2005(1)     Rates        Rates
                                  --------   --------   --------     --------
BioScience
Recombinants                      $  1,696   $  1,527         11%          11%
Plasma Proteins (2)                    881        709         24%          24%
Antibody Therapy                       785        452         74%          73%
BioSurgery (3)                         298        266         12%          12%
Transfusion Therapies                  516        547         (6)%         (5)%
Other (4)                              220        351        (37)%        (37)%
                                  --------   --------   --------     --------
Total BioScience                  $  4,396   $  3,852         14%          14%
                                  --------   --------   --------     --------

Medication Delivery
IV Therapies (5)                  $  1,285   $  1,225          5%           5%
Drug Delivery                          832        818          2%           1%
Infusion Systems                       817        853         (4)%         (5)%
Anesthesia and Injectable Drugs        938      1,021         (8)%         (8)%
Other (6)                               45         73        (38)%        (36)%
                                  --------   --------   --------     --------
Total Medication Delivery         $  3,917   $  3,990         (2)%         (2)%
                                  --------   --------   --------     --------

Renal
PD Therapy                        $  1,634   $  1,553          5%           6%
HD Therapy                             431        454         (5)%         (5)%
                                  --------   --------   --------     --------
Total Renal (7)                   $  2,065   $  2,007          3%           3%
                                  --------   --------   --------     --------

TOTAL BAXTER                      $ 10,378   $  9,849          5%           5%
                                  ========   ========   ========     ========

     (1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 3, 4 and 7 below.
     (2) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.
     (3) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.
     (4) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.
     (5)  Principally includes intravenous solutions and nutritional products.
     (6)  Principally includes other hospital-distributed products.
     (7) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.

                            Baxter International Inc.
                   Key Product Line Sales -- US/International
                    Periods Ending December 31, 2006 and 2005
                                   (unaudited)
                                 ($ in millions)

                                       Q4 2006                         Q4 2005 (1)
                            ------------------------------   ------------------------------
                                        Inter-                           Inter-
                               US      national     Total       US      national    Total
                            --------   --------   --------   --------   --------   --------
BioScience
Recombinants                $    191   $    261   $    452   $    168   $    226   $    394
Plasma Proteins (2)              102        160        262         72        121        193
Antibody Therapy                 158         49        207        103         44        147
BioSurgery (3)                    43         35         78         39         28         67
Transfusion Therapies             78         67        145         67         73        140
Other (4)                         15         28         43         30         39         69
                            --------   --------   --------   --------   --------   --------
Total BioScience            $    587   $    600   $  1,187   $    479   $    531   $  1,010
                            --------   --------   --------   --------   --------   --------

Medication Delivery
IV Therapies (5)            $    113   $    228   $    341   $    109   $    207   $    316
Drug Delivery                    144         75        219        128         68        196
Infusion Systems                 132         89        221        123         71        194
Anesthesia and Injectable
 Drugs                           154         93        247        166         83        249
Other (6)                          6          5         11          6         11         17
                            --------   --------   --------   --------   --------   --------
Total Medication
  Delivery                  $    549   $    490   $  1,039   $    532   $    440   $    972
                            --------   --------   --------   --------   --------   --------

Renal
PD Therapy                  $     67   $    362   $    429   $     65   $    335   $    400
HD Therapy                        28         80        108         31         78        109
                            --------   --------   --------   --------   --------   --------
Total Renal (7)             $     95   $    442   $    537   $     96   $    413   $    509
                            --------   --------   --------   --------   --------   --------

TOTAL BAXTER                $  1,231   $  1,532   $  2,763   $  1,107   $  1,384   $  2,491
                            ========   ========   ========   ========   ========   ========

                                               % Growth
                                  ----------------------------------
                                                Inter-
                                     US        national       Total
                                  --------     --------     --------
BioScience
Recombinants                            14%          15%          15%
Plasma Proteins (2)                     42%          32%          36%
Antibody Therapy                        53%          11%          41%
BioSurgery (3)                          10%          25%          16%
Transfusion Therapies                   16%          (8)%          4%
Other (4)                              (50)%        (28)%        (38)%
                                  --------     --------     --------
Total BioScience                        23%          13%          18%
                                  --------     --------     --------

Medication Delivery
IV Therapies (5)                         4%          10%           8%
Drug Delivery                           13%          10%          12%
Infusion Systems                         7%          25%          14%
Anesthesia and Injectable Drugs         (7)%         12%          (1)%
Other (6)                                -          (55)%        (35)%
                                  --------     --------     --------
Total Medication Delivery                3%          11%           7%
                                  --------     --------     --------

Renal
PD Therapy                               3%           8%           7%
HD Therapy                             (10%)          3%          (1)%
                                  --------     --------     --------
Total Renal (7)                         (1%)          7%           6%
                                  --------     --------     --------

TOTAL BAXTER                            11%          11%          11%
                                  ========     ========     ========

     (1) Prior year sales data has been reclassified to reflect the changes that are described in notes 2, 3, 4 and 7 below.
     (2) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products. Sales of Tisseel, sales of plasma to third parties, and contract manufacturing revenues were previously reported in Plasma Proteins, and are now reported in other product lines, as detailed below.
     (3) Includes sales of Tisseel and FloSeal/CoSeal, which were previously reported in Plasma Proteins and Other, respectively.
     (4) Principally includes vaccines and sales of plasma to third parties. The sales of plasma to third parties were previously reported in Plasma Proteins. The prior year sales include contract manufacturing revenues.
     (5)  Principally includes intravenous solutions and nutritional products.
     (6)  Principally includes other hospital-distributed products.
     (7) Sales of pharmaceutical and certain other products, which were previously reported in Other, are now reported in PD Therapy.

SOURCE  Baxter International Inc.
    -0-                             01/25/2007
    /CONTACT: Media Contacts, Deborah Spak, +1-847-948-2349, or Tom Kline, +1-847-948-2251, or Investor Contacts, Mary Kay Ladone, +1-847-948-3371, or
Clare Trachtman, +1-847-948-3085, all of Baxter International Inc./
    /First Call Analyst: /
    /FCMN Contact: halljo@baxter.com /
    /Web site:  http://www.baxter.com /
    (BAX)